UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2006
CELEBRATE EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-50973 (Commission File Number)	91-1644428 (I.R.S. Employer Identification No.)
11220 – 120th Avenue NE
Kirkland, Washington 98033
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 99.1

Item 1.01 Entry into Material Definitive Agreement
     On July 24, 2006, the Board of Directors (the “Board”) of Celebrate Express, Inc. (the “Company”) adopted a Shareholder Rights Plan (the “Rights Plan”). The Board declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock (the “Common Stock”) of the Company. The dividend is payable to the shareholders of record on August 8, 2006 (the “Record Date”), and with respect to shares of Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to shares of Common Stock issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth (1/1000th) of a share of Series A Participating Preferred Stock, $0.001 par value (the “Preferred Stock”), of the Company at a price of $65.00 per one one-thousandth (1/1000th) of a share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Preferred Shares Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”), dated as of July 25, 2006.
     Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates representing the Rights (“Right Certificates”) will be distributed. The Rights will separate from the Common Stock upon the earliest to occur of (A) a person or group of affiliated or associated persons having acquired, without the prior approval of the Company’s Board of Directors, beneficial ownership of 20% or more of the outstanding shares of Common Stock (except pursuant to a Permitted Offer, as hereinafter defined) or (B) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (as hereinafter defined) (the “Distribution Date”). A person or group whose acquisitions of shares of Common Stock cause a Distribution Date pursuant to clause (A) above is an “Acquiring Person,” with certain exceptions as set forth in the Rights Agreement. The date that a person or group is first publicly announced to have become such by the Company or such Acquiring Person is the “Shares Acquisition Date.”
     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the associated shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Right Certificates will be mailed to the holders of record of the shares of Common Stock as of the Close of Business (as defined in the Rights Agreement) on the Distribution Date (and to each initial record holder of certain shares of Common Stock issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 7, 2016, unless earlier redeemed by the Company as described below.
     In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms which a majority of certain members of the Board determines to be adequate and in the best interests of the

Company, its shareholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a “Permitted Offer”)), each holder of a Right will thereafter have the right (the “Flip-In Right”) to receive, upon exercise, the number of shares of Common Stock (or, in certain circumstances, of one one-thousandths (1/1000ths) of a share of Preferred Stock or other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void. The Board has the option, at any time after any person becomes an Acquiring Person, to exchange all or part of the then-exercisable Rights (excluding those that have become void, as described in the immediately preceding sentence) for shares of Common Stock, at an exchange ratio determined by dividing the then-applicable Purchase Price by the then-current market price per share of Common Stock as determined in accordance with the Rights Agreement. However, this option generally terminates if any person becomes the beneficial owner of 50% or more of the Common Stock.
     In the event that, at any time following the Shares Acquisition Date, (A) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation’s voting power, or (B) more than 50% of the Company’s assets or earning power is sold or transferred, in either case with or to (i) an Acquiring Person or any affiliate or associate thereof or (ii) any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or (iii) if, in such transaction, all holders of shares of Common Stock are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the “Flip-Over Right”) to receive, upon exercise, common shares of the acquiring company (or, in certain circumstances, its parent), having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.
     The Purchase Price payable, and the number of shares of Preferred Stock, shares of Common Stock or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (A) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (B) upon the grant to holders of shares of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (C) upon the distribution to holders of shares of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding Rights and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.
     At any time prior to the earlier to occur of (A) a person becoming an Acquiring Person or (B) the expiration of the Rights, and under certain other circumstances, the Company may redeem the Rights in whole, but not in part, at a price (payable in cash or, at the Company’s election, in Common Stock) of

$0.001 per Right (the “Redemption Price”), which redemption shall be effective upon the action of the Board. Additionally, following the Shares Acquisition Date, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of shares of Common Stock are treated alike but not involving an Acquiring Person or its affiliates or associates.
     Other than those provisions relating to the rights, duties and obligations of the Rights Agent and certain principal economic terms of the Rights, all of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders of the Company, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter. As long as the Rights are attached to the shares of Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached rights.
     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. However, the Rights should not interfere with any tender offer or merger approved by the Company (other than with an Acquiring Person) because the Rights do not become exercisable in the event of a Permitted Offer or other acquisition exempted by the Board.
     The foregoing description of the Rights, the Rights Plan and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto filed as Exhibit 4.1 to this Form 8-K.
Item 3.03. Material Modification to Rights of Security Holders.
     Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.
Item 7.01 Regulation FD Disclosure
     A copy of the press release announcing the adoption of the Rights Plan is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Form of Articles of Amendment to Amended and Restated Articles of Incorporation of Celebrate Express, Inc. (designating the Series A Participating Preferred Stock).

4.1	Preferred Shares Rights Agreement dated as of July 25, 2006 between Celebrate Express, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including the form of Articles of Amendment to Amended and Restated Articles of Incorporation of Celebrate Express, Inc. (designating the Series A Participating Preferred Stock) as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C.

4.2	Form of Rights Certificate.

99.1	Press Release, dated as of July 25, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2006	CELEBRATE EXPRESS, INC.

	By:	/s/ Darin L. White Darin L. White
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
3.1	Form of Articles of Amendment to Amended and Restated Articles of Incorporation of Celebrate Express, Inc. (designating the Series A Participating Preferred Stock).

4.1	Preferred Shares Rights Agreement dated as of July 25, 2006 between Celebrate Express, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including the form of Articles of Amendment to Amended and Restated Articles of Incorporation of Celebrate Express, Inc. (designating the Series A Participating Preferred Stock) as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C.

4.2	Form of Rights Certificate.

99.1	Press Release, dated as of July 25, 2006.